                                                                     Exhibit 12


                       Ratio of Earnings to Fixed Charges

                         STYLING TECHNOLOGY CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (000 omitted)

                                                   November 27,             Year Ended
                                                     1996 to               December 31,              Year Ended
                                                December 31, 1996             1997               December 31, 1998
                                                -----------------          ------------          -----------------
Income (Loss) Before Income Taxes..........       $   (151)                $   7,304              $     8,808
Fixed Charges:
  Actual Interest Expense and
  amortization of debt issuance costs......             --                     1,847                    9,540
Net Income (Loss) As Adjusted..............       $   (151)                $   9,151              $    18,348
Ratio......................................            N/A                       5.0x                     0.5x
                                                  ---------                ----------                  --------